UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2014

EXTERRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Incentive Program for 2014

On February 20, 2014, the compensation committee of our board of directors (the “Committee”) adopted a short-term incentive program (the “2014 Incentive Program”) to provide the short-term cash incentive compensation element of our total direct compensation program for this year.  The Committee set the cash incentive target under the 2014 Incentive Program for each of the following individuals, our named executive officers (the “Named Executive Officers”), as a specified percentage of his base salary:

Executive Officer	Title	2014 Cash Incentive Target (% of base salary)
D. Bradley Childers	President and Chief Executive Officer	110
William M. Austin	Executive Vice President and Chief Financial Officer	—	(1)
Ronaldo Reimer	Senior Vice President	70
Daniel K. Schlanger	Senior Vice President	70

(1)                                 Mr. Austin plans to retire as our Executive Vice President and Chief Financial Officer, effective April 4, 2014; thus, he will not participate in the 2014 Incentive Program.

Each Named Executive Officer’s potential cash incentive payout ranges from 0% to 200% of his target, as may be adjusted by the Committee in its discretion.

Actual payouts under the 2014 Incentive Program will be based on the Committee’s assessment of our performance for 2014 relative to one or more of the following performance indicators, as well as such other factors or criteria that the Committee in its discretion deems appropriate:

•                  Financial and operational performance, including EBITDA, as adjusted;

•                  Safety, to be assessed by specific corporate, regional and group metrics, including the incident rate for recordable injuries;

•                  Service quality, to be assessed by various regional and group metrics for measuring and enhancing customer service, including equipment service availability; and

•                  People, to be assessed by successful implementation of various regional and group initiatives intended to optimize and enhance our company culture.

The Committee intends to award performance-based short-term incentive compensation under the 2014 Incentive Program based on its assessment of: (1) for all Named Executive Officers, overall company financial and operating performance, including EBITDA, as adjusted, (2) for Messrs. Reimer and Schlanger, each officer’s operating unit performance relative to the performance indicators, (3) each Named Executive Officer’s individual contribution toward our company and/or operating unit performance, including his demonstrated leadership and implementation of our business strategy, (4)  the recommendations of our Chief Executive Officer (other than with respect to himself), and (5) any other factors or criteria that the Committee may choose to consider, in its discretion. No specific weight will be given to any of these factors. The Committee has reserved the right to modify the list of performance indicators, as well as target levels of one or more of these indicators, in its discretion based on internal and external developments during the course of 2014.

We anticipate that awards earned under the 2014 Incentive Program for the year ending December 31, 2014 will be determined and paid in the first quarter of 2015.

Adjustments to Base Salaries for 2014

On February 20, 2014, the Committee set the 2014 annual base salaries of our Named Executive Officers as follows:

Executive Officer	Title	2014 Base Salary ($)
D. Bradley Childers	President and Chief Executive Officer	800,000
William M. Austin	Executive Vice President and Chief Financial Officer	300,000
Ronaldo Reimer	Senior Vice President	346,500
Daniel K. Schlanger	Senior Vice President	420,000

We anticipate that adjustments to base salaries will be effective in late March 2014.

Approval of Accelerated Vesting of Equity Awards for Mr. Austin

As previously disclosed, Mr. Austin plans to retire as our Executive Vice President and Chief Financial Officer, effective April 4, 2014. In recognition of Mr. Austin’s service to us, on February 20, 2014, the Committee approved the vesting in full, as of his retirement date, of all of Mr. Austin’s outstanding and unvested stock options and restricted stock that, absent such retirement, would otherwise vest on December 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

February 25, 2014	By:	/s/ William M. Austin
William M. Austin
Executive Vice President and Chief Financial Officer